UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2025
_______________________________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Preferred Share Purchase Rights	LEE	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into A Material Definitive Agreement.

As previously disclosed, Lee Enterprises, Incorporated ("Company") experienced a systems outage caused by a cybersecurity attack, and, in an effort to provide short-term liquidity to fund the cybersecurity incident's remediation efforts and other operations, the Company's sole lender, BH Finance LLC, a Nebraska limited liability company ("BH Finance"), waived payment of the Company's March and April 2025 interest payments ("Interest") owed to BH Finance under the Credit Agreement dated January 29, 2020 ("Credit Agreement"), and March and April 2025 lease payments ("Basic Rent") owed to BH Media Group, Inc., a Delaware corporation ("BH Media"), under the Lease Agreement dated March 16, 2020 ("Lease Agreement").

On May 1, 2025, the Company entered into a Waiver and Amendment to Credit Agreement ("Amendment") waiving the Company's May 2025 Interest and Basic Rent payments and amending the Credit Agreement. Capitalized terms used but not defined herein have the meanings given to such terms in the Amendment, Credit Agreement, and Lease Agreement, as applicable.

Pursuant to the Amendment, effective May 1, 2025, BH Finance waived payment of the Company's May 2025 Interest payment under the Credit Agreement and BH Media waived payment of the Company's May 2025 Basic Rent payment. All waived Interest and Basic Rent payments will be added to the principal amount due under the Credit Agreement to be due as of the date such payments become due under the Credit Agreement. Except as expressly provided above, the Waiver Period is not a waiver of any other right, power, or remedy under the Credit Agreement or Lease Agreement and both agreements remain in full force and effect.

In addition, pursuant to the Amendment, the Credit Agreement was amended to (a) require the Company to prepay the Loan in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Loan Party or any Subsidiary from any Disposition within three days following the receipt of such Net Cash Proceeds and (b) allow BH Finance to assign its rights and obligations under the Credit Agreement to any Person (other than a natural person).

A copy of the Amendment is included as Exhibit 10.1 of this Current Report on Form 8-K ("Current Report") and is incorporated herein by reference. The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 2.03    Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this item.
Item 9.01    Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
10.1	Waiver and Amendment to Credit Agreement among Lee Enterprises, Incorporated, BH Finance LLC, and BH Media Group, Inc. dated May 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	May 1, 2025	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer